                                                                    EXHIBIT 10.8

                          LOAN AND SECURITY AGREEMENT


Agreement No. 1                                     Dated as of October 4, 1996


                                 by and among

                              SILICON VALLEY BANK
                                      and
                          MMC/GATX PARTNERSHIP NO. 1
                                  as lenders

                                      and

                     COPPER MOUNTAIN COMMUNICATIONS, INC.
                           a California corporation
                        6650 Lusk Blvd., Building B-103
                              San Diego, CA 92121
                                  as borrower

                           CREDIT AMOUNT: $1,000,000




Commitments:    Silicon Valley Bank:                        $500,000
                MMC/GATX Partnership No. 1:                 $500,000



Repayment Period: 42 months                 Treasury Note Maturity: 42 months
Final Payment Percentage: 12.5%             Loan Margin: 300 basis points
Minimum Funding Amount: $100,000            Total Number of Fundings: 8
Warrants:
       Number of shares: 50,000
       Class of stock: Series A Preferred
       Initial exercise price: $1.00
                            Commitment Termination Date: December 31, 1997



     The terms and information set forth on this cover page are a part of the attached Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and among Silicon Valley Bank, MMC/GATX Partnership No. 1. (each individually a "Lender" and collectively, "Lenders") and the borrower ("Borrower") set forth above. The terms and conditions of the Loan Agreement agreed to between Lenders and Borrower are as follows:

                               TABLE OF CONTENTS
                               -----------------

                                                                                       Page
                                                                                       ----
RECITALS...............................................................................   1

AGREEMENT..............................................................................   1
     1.   Definitions and Construction.................................................   1
     2.   Loan and Terms of Payment....................................................   7
          2.1   Commitment; The Credit Amount..........................................   7
          2.2   Use of Proceeds; The Loans.............................................   8
          2.3   Procedure for Making Loans.............................................   8
          2.4   Amortization of Principal and Interest; Interim Payment; Final
                Payment; Loan Fee......................................................   9
          2.5   Prepayments............................................................  10
          2.6   Other Payment Terms....................................................  10
          2.7   Minimum Funding Amount; Number of Fundings per Quarter.................  10
          2.8   Crediting Payments.....................................................  10
          2.9   Additional Costs.......................................................  11
          2.10  Term...................................................................  11
     3.   Conditions of Loans..........................................................  11
          3.1  Conditions Precedent to Initial Loan....................................  11
          3.2  Conditions Precedent to all Loans.......................................  12
     4.   Creation of Security Interest................................................  13
          4.1  Grant of Security Interest..............................................  13
          4.2  After-Acquired Property.................................................  13
          4.3  Duration of Security Interest...........................................  13
          4.4  Possession of Collateral................................................  13
          4.5  Markings on the Collateral..............................................  13
          4.6  Delivery of Additional Documentation Required...........................  14
          4.7  Right to Inspect........................................................  14
     5.   Representations and Warranties...............................................  14
          5.1  Due Organization and Qualification......................................  14
          5.2  Authority...............................................................  14
          5.3  Subsidiaries............................................................  14
          5.4  Conflict with Other Instruments, etc....................................  14
          5.5  Authorization; Enforceability...........................................  14
          5.6  No Prior Encumbrances...................................................  15
          5.7  Name; Location of Chief Executive Office, Principal Place of Business
               and Collateral..........................................................  15
          5.8  Litigation..............................................................  15
          5.9  Financial Statements....................................................  15
          5.10 Solvency................................................................  15
          5.11 Environmental Quality...................................................  15
          5.12 Taxes...................................................................  15
          5.13 Consents and Approvals..................................................  16
          5.14 Trademarks, Patents, Copyrights, Franchises and Licenses................  16
          5.15 Material Contracts......................................................  16
          5.16 Full Disclosure.........................................................  16
     6.   Affirmative Covenants........................................................  16
          6.1  Good Standing...........................................................  16
          6.2  Government Compliance...................................................  16
          6.3  Financial Statements, Reports, Certificates.............................  16

          6.4    Certificates of Compliance............................................  17
          6.5    Notice of Event of Loss...............................................  17
          6.6    Notice of Defaults....................................................  17
          6.7    Taxes.................................................................  17
          6.8    Use; Maintenance......................................................  17
          6.9    Insurance.............................................................  17
          6.10   Loss; Damage; Destruction and Seizure.................................  18
          6.11   Principal Depository..................................................  19
          6.12   Environmental Laws....................................................  19
          6.13   Further Assurances....................................................  19
      7.  Negative Covenants...........................................................  19
          7.1    Chief Executive Office; Location of Collateral........................  19
          7.2    Extraordinary Transactions and Disposal of Assets.....................  19
          7.3    Restructure...........................................................  19
          7.4    Liens.................................................................  19
      8.  Events of Default............................................................  19
          8.1    Payment Default.......................................................  20
          8.2    Covenant Default......................................................  20
          8.3    Material Adverse Change...............................................  20
          8.4    Attachment............................................................  20
          8.5    Other Agreements......................................................  20
          8.6    Judgments.............................................................  20
          8.7    Redemption or Repurchase..............................................  20
          8.8    Misrepresentations....................................................  20
          8.9    Breach of Warrants....................................................  20
          8.10   Enforceability........................................................  20
          8.11   Involuntary Bankruptcy or Insolvency..................................  21
          8.12   Voluntary Bankruptcy or Insolvency....................................  21
      9.  Lenders' Rights and Remedies.................................................  21
          9.1    Rights and Remedies...................................................  21
          9.2    Waiver by Borrower....................................................  22
          9.3    Effect of Sale........................................................  22
          9.4    Power of Attorney in Respect of the Collateral........................  22
          9.5    Lenders' Expenses.....................................................  23
          9.6    Remedies Cumulative...................................................  23
          9.7    Application of Collateral Proceeds....................................  23
          9.8    Reinstatement of Rights...............................................  23
     10.  Waivers; Indemnification.....................................................  23
          10.1   Demand; Protest.......................................................  23
          10.2   Lenders' Liability for Collateral.....................................  24
          10.3   Indemnification.......................................................  24
     11.  Notices......................................................................  25
     12.  General Provisions...........................................................  25
          12.1   Successors and Assigns................................................  25
          12.2   Time of Essence.......................................................  25
          12.3   Severability of Provisions............................................  26
          12.4   Entire Agreement; Construction; Amendments and Waivers................  26
          12.5   Reliance by Lenders...................................................  26
          12.6   No Set-Offs by Borrower...............................................  26
          12.7   Counterparts..........................................................  26
          12.8   Survival..............................................................  26
     13.  Relationship of Parties......................................................  26
     14.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...................................  27

     This LOAN AND SECURITY AGREEMENT is entered into as of October 4, 1996, by and among SILICON VALLEY BANK ("Bank") and MMC/GATX PARTNERSHIP NO. 1, a California general partnership ("Partnership"), as lenders (Bank and Partnership are sometimes referred to herein individually as a "Lender" and collectively, as the "Lenders") and Copper Mountain Communications, Inc., a California corporation ("Borrower").

                                   RECITALS
                                   --------

     Borrower wishes to borrow money from time to time from Lenders, and Lenders desire to lend money to Borrower. This Agreement sets forth the terms on which Lenders will lend to Borrower, and Borrower will repay the loans to Lenders.

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   Definitions and Construction.
          ----------------------------

          1.1  Definitions. As used in this Agreement, the following terms shall
               -----------
have the following definitions:

               "Affiliate" means any Person that owns or controls directly or
                ---------
indirectly ten percent or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons or each of such Person's officers, directors, joint venturers or partners.

               "Basic Rate" means, as of the relevant Funding Date, the per
                ----------                                              ---
annum rate of interest (based on a year of 360 days and actual days elapsed)
-----
equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in the Western edition of The Wall
                                                                        --------
Street Journal three days prior to such Funding Date, plus (b) the applicable
--------------
Loan Margin for the type of Eligible Equipment being financed. Notwithstanding the foregoing, the Basic Rate shall not exceed the highest rate permitted by applicable law to be charged on commercial loans.

               "Borrower's Books" means all of Borrower's books and records
                ----------------
including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Business Day" means any day that is not a Saturday, Sunday, or
                ------------
other day on which banks in the State of California are authorized or required to close.

               "Code" means the Uniform Commercial Code as adopted and in effect
                ----
in the State of California, as amended from time to time.

               "Collateral" means the Property described on Exhibit A attached
                ----------                                  ---------
hereto, including, without limitation, all Financed Equipment listed in any Loan Agreement Supplement executed from time to time pursuant to Section 4.2.

               "Commitment Termination Date" means the date following such term
                ---------------------------
on the cover page of this Agreement.

               "Commitment" means with respect to each Lender the amount set
                ----------
forth following such term on the cover page of this Agreement and "Commitments" means all such amounts collectively.

               "Contingent Obligation" means, as applied to any Person, any
                ---------------------
direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

               "Credit Amount" means the amount set forth following such term on
                -------------
the cover page of this Agreement.

               "Default" means any event which with the passing of time or the
                -------
giving of notice or both would become an Event of Default hereunder.

               "Default Rate" means the per annum rate of interest equal to the
                ------------
Basic Rate plus five percent (5%), but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

               "Eligible Equipment" means general purpose scientific research,
                ------------------
production, test and laboratory equipment and Office Equipment and, subject to the limitations set forth below, Other Equipment, which equipment complies with all of Borrower's representations and warranties to Lenders and which is and at all times shall continue to be acceptable to Lenders in all respects. Unless otherwise agreed to by Lenders:

                    (a) not more than fifteen percent (15%) of the Financed Equipment financed with the proceeds of each Loan shall consist of Other Equipment; and

                    (b) all Financed Equipment financed with the proceeds of Loans shall be New Equipment, provided that Lenders, in their sole discretion, may finance Used Equipment one time only on the initial Funding Date.

               "Environmental Claims" means all claims, however asserted, by any
                --------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

               "Environmental Laws" means all foreign, federal, state or local
                ------------------
laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the

Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

           "Environmental Permit" has the meaning set forth in Section 5.11.
            --------------------

           "Event of Default" has the meaning given to such term in Section 8.
            ----------------

           "Event of Loss" has the meaning given to that term in Section 6.10.
            -------------

           "Fair Market Value" with respect to an item of Financed Equipment,
            -----------------
means a price determined on the basis of and equal in amount to the value which would be realized in an arm's-length transaction between an informed and willing buyer-user (other than a used equipment dealer) and an informed and willing seller under no compulsion to sell, on the assumptions that: such item of Financed Equipment (i) is being sold "in place and in use," by Borrower; (ii) is free and clear of all Liens and encumbrances; and (iii) is in the condition required by Section 6.8. In such determination, cost of removal from the location of current use shall not be a deduction from such value. If Partnership, on behalf of Lenders, and Borrower are unable to agree on the Fair Market Value of such item of Financed Equipment within twenty (20) days prior to the date on which Fair Market Value is required to be determined, such value shall be determined in accordance with the foregoing definition by a certified independent appraiser approved by both Partnership, on behalf of Lenders, and Borrower, such approvals not to be unreasonably withheld. The appraiser shall be furnished with a letter of instruction from Partnership concerning the preparation of the appraisal, together with a copy of this Agreement, a list of Financed Equipment and, to the extent available, related purchase orders and/or invoices. The appraiser shall be instructed to deliver its determination in writing to Partnership and Borrower prior to the date on which such information is required. The determination made by the appraiser shall be final and binding on both Lenders and Borrower. The fees and expenses of any appraisal shall be paid by Borrower, if such appraisal is needed for Lenders' exercise of their remedies under Section 9, and equally by Partnership and Borrower otherwise.

           "Final Payment" means, with respect to each Loan, a payment (in
            -------------
addition to and not in substitution for the regular monthly payments of principal and accrued interest) due on the Maturity Date for such Loan equal to the Loan Amount for such Loan at such time multiplied by the Final Payment Percentage.

           "Final Payment Percentage" means the percentage set forth
            ------------------------
following such term on the cover page of this Agreement.

           "Financed Equipment" has the meaning given to that term in  Exhibit
            ------------------                                         -------
A as amended or supplemented from time to time.
-

           "Funding Date" means any date on which a Loan is made to or on
            ------------
account of Borrower under this Agreement.

           "Governmental Authority" means (a) any federal, state, county,
            ----------------------
municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

           "Hazardous Materials" means all those substances which are regulated
            -------------------
 by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "Indebtedness" means (a) all indebtedness for borrowed money or the
           ------------
deferred purchase price of Property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

          "Landlord Consent" means a consent in the form of Exhibit C or such
           ----------------                                 ---------
other form as Lenders may agree to accept.

          "Lenders' Expenses" means all reasonable costs or expenses (including
           -----------------
reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan
Documents; and Lenders' reasonable attorneys' fees and expenses incurred in amending, modifying, enforcing or defending the Loan Documents, including in the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought.

          "Lien" means any pledge, bailment, lease, mortgage, hypothecation,
           ----
conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.

          "Loan" means each advance of credit by Lenders to Borrower under this
           ----
Agreement according to their respective pro rata share of the Commitments.

          "Loan Agreement Supplement" means a supplement to this Agreement in
           -------------------------
substantially the form of Exhibit D.
                          ----------

          "Loan Amount" means, with respect to each Loan, as of any date, the
           -----------
original principal amount of such Loan less the aggregate of all Prepayment Amounts relating to prepayments of such Loan paid prior to such date.

          "Loan Documents" means, collectively, this Agreement, the Warrants,
           --------------
the Landlord Consent(s) and all other documents, instruments and agreements entered into between Borrower and Lenders in connection with this Agreement, all as amended or extended from time to time.

          "Loan Factor" means, with respect to each Loan, the amount set forth
           -----------
as a percentage in the Loan Terms Schedule with respect to such Loan, calculated using the Basic Rate applicable to such Loan.

          "Loan Fee" means the non-refundable fee equal to Ten Thousand Dollars
           --------
($10,000), previously paid by Borrower to Bank, on behalf of Lenders, in consideration of Lenders' written proposal to Borrower dated July 2, 1996, specifying certain terms of the credit facility described in this Agreement, which fee is to be applied as set forth in Section 2.4(d).

          "Loan Margin" means the number of basis points set forth following
           -----------
such term on the cover page of this Agreement.

          "Loan Terms Schedule" means, with respect to each Loan, the "Loan
           -------------------
Terms Schedule" attached to the Loan Agreement Supplement prepared by Lenders in connection with such Loan.

          "Maturity Date" means, with respect to each Loan, the last day of the
           -------------
Repayment Period for such Loan, or if earlier, the date of acceleration of such Loan by Lenders following an Event of Default.

          "Minimum Basic Rate" means the rate of interest set forth following
           ------------------
such term on the cover page of this Agreement.

          "Minimum Funding Amount" means the amount set forth following such
           ----------------------
term on the cover page of this Agreement.

          "New Equipment" means Financed Equipment delivered to Borrower by the
           -------------
manufacturer or vendor after, upon or not more than ninety (90) days prior to the Funding Date of the Loan relating to such Financed Equipment, which Financed Equipment is new and has not been previously used by any Person.

          "Obligations" means all debt, principal, interest, fees, charges
           -----------
(including all amounts charged to any operating or deposit account maintained by Borrower at Bank, pursuant to any agreement authorizing Bank to charge such accounts), obligations, covenants, and duties owing by Borrower to Lenders or either of them of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Lenders and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal, interest and Final Payment due with respect to the Loans, and including any debt, liability, or obligation owing from Borrower to others that Lenders or either of them may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lenders' Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "Obsolete" means that any item of Financed Equipment is no longer
           --------
needed by Borrower in its operations and that it is not reasonably expected to be needed in the future operations of Borrower.

          "Office Equipment" means computer equipment, networking equipment,
           ----------------
office equipment, office furnishings and laboratory furnishings.

          "Other Equipment" means leasehold improvements, intangible Property
           ---------------
such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible Property, limited use Property and other similar Property.

          "Payment Date" has the meaning given to that term in Section 2.4(a).
           ------------

          "Permitted Liens" means the following:
           ---------------

               (a) The Lien created by this Agreement;

               (b) Any Liens existing as of the date hereof and disclosed in Schedule 1;

               (c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no superior priority over
                         --------
Lenders' Lien in the Collateral;

               (d) Liens (i) upon or in any equipment acquired or held by the Borrower or any of its subsidiaries, other than Financed Equipment, to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that (A) the equipment is not Financed Equipment and (B) the Lien is confined solely to the Property so acquired and improvements thereon, and the proceeds of such equipment;

               (e) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower;

               (f) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default;

               (g) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Borrower;

               (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (i) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and

               (j) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (b) and (d) above, provided that any extension, renewal or replacement
                           --------
Lien shall be limited to the Property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

          "Person" means and includes any individual, any partnership, any
           ------
corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

          "Prepayment Amount" means in the case of a mandatory prepayment
           -----------------
pursuant to Sections 2.5(a) and 6.10, the original Stated Cost financed under this Agreement of the item of Financed Equipment with respect to which such prepayment relates.

          "Property" means any interest in any kind of property or asset,
           --------
whether real, personal or mixed, whether tangible or intangible.

          "Repayment Period" means the period beginning on the first Payment
           ----------------
Date and continuing for the number of calendar months set forth following such term on the cover page of this Agreement.

          "Responsible Officer" means each of the President and the Chief
           -------------------
Financial Officer of Borrower.

          "Scheduled Payments" has the meaning given to such term in
           ------------------
Section 2.4(a).

          "Stated Cost" means (i) with respect to New Equipment, the original
           -----------
cost to Borrower of the item of New Equipment net of any and all freight, installation, tax and other soft costs or (ii) with respect to Used Equipment, the fair market value assigned to such item of Used Equipment by mutual agreement of Borrower and Lenders at the time of the making of the Loan financing such item of Used Equipment.

          "Stipulated Loan Value" means, with respect to each Loan, the
           ---------------------
percentage set forth with respect to such Loan in the Loan Terms Schedule for such Loan, determined as of the

Payment Date on which payment of such amount is to be made, or if such date is not a Payment Date, on the Payment Date immediately succeeding such date.

          "Subsidiary" means any corporation of which a majority of the
           ----------
outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

          "Term" means the period from and after the date hereof until the
           ----
payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Loans and the Final Payment with respect to each Loan.

          "Treasury Note Maturity" means the period of months set forth
           ----------------------
following such term on the cover page of this Agreement.

          "Used Equipment" means Financed Equipment delivered to Borrower by the
           --------------
manufacturer or vendor after, upon or not more than one hundred eighty (180) days prior to the Funding Date of the Loan relating to such Financed Equipment, which Financed Equipment is not New Equipment; provided that the term "Used Equipment" shall in any event include any and all equipment listed on Annex A to Loan Agreement Supplement No. 1, and provided further that Used Equipment may be financed with the proceeds of the Initial Loan (and no subsequent loans) under this Agreement.

          "Warrants" means separate warrants in favor of each of the Lenders to
           --------
purchase securities of Borrower substantially in the form of Exhibit B.
                                                             ---------

          1.2  Other Interpretive Provisions. References in this Agreement to
               -----------------------------
"Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.

     2.   Loan and Terms of Payment.
          -------------------------

          2.1  Commitment; The Credit Amount. Subject to the terms and
               -----------------------------
conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lenders agree to lend to Borrower, severally and not jointly, from time to time prior to the Commitment Termination Date, the Loans according to each Lender's pro rata share of the Commitments; provided that the aggregate principal amount of the Loans shall not exceed the Credit Amount at such time; provided, further, that the aggregate principal amount of any Loan shall not exceed the aggregate Stated Cost of the items of Eligible Equipment being financed with such Loan; and provided, further, that the aggregate principal amount of any Loans relating to the financing of leasehold improvements, computer software, software licenses, equipment specifically designed or manufactured for Borrower, intangible Property, and other similar Property, shall not exceed in the aggregate fifteen percent (15%) of the Credit Amount. If prepaid, the principal of the Loans may not be re-borrowed.

          2.2  Use of Proceeds; The Loans.
               --------------------------

               (a) Use of Proceeds. The proceeds of the Loans shall be used
                   ---------------
solely to reimburse Borrower for the purchase of Eligible Equipment, in each case in an amount not to exceed the Stated Cost of such Eligible Equipment. All such Eligible Equipment which is financed or re-financed with the proceeds of Loans shall be deemed without further action to be Financed Equipment.

               (b) The Loans. The Loans shall be repayable in consecutive
                   ---------
monthly installments in accordance with the terms of Section 2.4. Each Lender may, and is hereby authorized by Borrower to, endorse in its respective books and records appropriate notations regarding such Lender's interest in the Loans; provided, however, that the failure to make, or an error in making, any such
-----------------
notation shall not limit or otherwise affect the Obligations of Borrower hereunder.

          2.3  Procedure for Making Loans.
               --------------------------

               (a) Notice. Whenever Borrower desires that Lenders make a Loan,
                   ------
Borrower shall so notify Partnership in writing (or by telephone with prompt confirmation in writing) at least three (3) Business Days in advance of the desired Funding Date, which notice shall be irrevocable, and shall provide Lenders with the following information:

                   (i)    a list of the proposed Financed Equipment;
                   (ii)   the principal amount of the requested Loan; and
                   (iii)  the intended use of proceeds of the Loan.

Lenders' obligation to make the initial Loan shall be expressly subject to the satisfaction of the conditions set forth in Sections 3.1 and 3.2. Lenders' obligation to make each subsequent Loan shall be expressly subject to the satisfaction of the conditions set forth in Section 3.2. Lenders shall have the right, exercisable at any time, to request that Borrower furnish Lenders with such additional information with respect to the Loan and the Eligible Equipment to be financed with the Loan proceeds as Lenders shall reasonably request.

               (b) Loan Interest Rate. Borrower shall pay interest on the unpaid
                   ------------------
principal amount of each Loan from the first Payment Date after the Funding Date of such Loan until such Loan has been paid in full, at a per annum rate of interest equal to the Basic Rate determined by Bank, on behalf of Lenders, as of the Funding Date for such Loan in accordance with the definition of Basic Rate. The Basic Rate applicable to each Loan shall not be subject to change in the absence of a manifest error. All computations of interest on Loans shall be based on a year of 360 days comprised of twelve (12) months of thirty (30) days each. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

               (c) Loan Factor and Stipulated Loan Value Calculation. On each
                   -------------------------------------------------
Funding Date, Lenders shall establish the Loan Factor and Stipulated Loan Value with respect to such Loan. The Loan Factor shall be calculated in a manner to fully amortize the Loan over the Repayment Period applicable to such Loan in equal periodic installments of principal and interest. The Loan Factor and Stipulated Loan Value applicable to each Loan shall be set forth in the Loan Agreement Supplement to be executed by Borrower with respect to each Loan and shall be conclusive in the absence of a manifest error.

               (d) Disbursement. Subject to the satisfaction of the conditions
                   ------------
set forth in Sections 3.1 and 3.2 with respect to the initial Loan and the satisfaction of the conditions set forth in Section 3.2 with respect to each subsequent Loan, Bank, on behalf of Lenders, shall disburse such Loan by internal transfer to Borrower's deposit account with Bank. Notwithstanding anything stated herein to the contrary, Bank shall have no obligation to advance funds on behalf of Partnership and Bank's obligation to advance funds is specifically conditioned upon its confirmation of receipt of immediately available funds representing Partnership's pro rata share of the requested Loan based upon the Lenders' respective Commitments.

               (e) Termination of Commitment to Lend. Notwithstanding anything
                   ---------------------------------
in the Loan Documents, Lenders' obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (i) at the Lenders' sole election, the occurrence and continuance of any Default or Event of Default hereunder, and (ii) the Commitment Termination Date. Notwithstanding the foregoing, Lenders' obligation to lend the undisbursed portion of the Credit Amount to Borrower shall terminate if, in Lenders' sole judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lenders, since the date of this Agreement.

          2.4  Amortization of Principal and Interest; Interim Payment; Final
               --------------------------------------------------------------
Payment; Loan Fee.
-----------------

               (a) Principal and Interest Payments On Payment Dates. Borrower
                   ------------------------------------------------
shall make payments of principal and accrued interest in advance for each Loan (collectively, "Scheduled Payments"), commencing on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Loan and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan.

               (b) Interim Payment. In addition to the Scheduled Payments, on
                   ---------------
the Funding Date for each Loan (unless the Funding Date is the first Business Day of the month) Borrower shall pay to Bank, on behalf of Lenders, an amount (the "Interim Payment") equal to the initial Loan Amount multiplied by the product of (i) the quotient derived from dividing the initial Loan Factor with respect to such Loan by 30, and (ii) the number of days from the Funding Date of such Loan until the first Payment Date with respect to such Loan.

               (c) Final Payment. Unless a Loan is prepaid in full, on the
                   -------------
Maturity Date with respect to such Loan, Borrower shall pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Loan, an amount equal to the Final Payment with respect to such Loan.

               (d) Loan Fee. The Loan Fee is non-refundable, but shall be
                   --------
applied first, to the fees and expenses of Lenders' counsel in connection with the preparation and negotiation of this Agreement and the other Loan Documents, up to an aggregate amount of Two Thousand Five Hundred Dollars ($2,500), and the balance, if any, shall be applied on a pro rata basis (using the ratio of each Loan Amount to the total Credit Amount) toward the first payment due from Borrower to Lenders hereunder on each Funding Date. If Borrower shall not have borrowed under this Agreement, on or prior to the Commitment Termination Date or the earlier termination of this Agreement, Loans aggregating in an original principal amount equal to the Credit Amount, then Lenders, in accordance with their pro rata share of the Commitments, shall retain any portion of the Loan Fee not applied as set forth in this Section 2.4(d).

     2.5  Prepayments.
          ------------

          (a) Prepayment Upon an Event of Loss. If any Financed Equipment is
              --------------------------------
subject to an Event of Loss and Borrower is required to or elects to prepay the Loan with respect to such Financed Equipment pursuant to Section 6.10, then such Loan shall be prepaid to the extent and in the manner provided in such section.

          (b) Mandatory Prepayment Upon an Acceleration. If the Loans are
              -----------------------------------------
accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower shall immediately pay to Lenders
(i) all unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment, (ii) the Stipulated Loan Value with respect to each Loan multiplied by the Loan Amount of the Loans, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan.

          (c) No Other Prepayment. Borrower may not prepay any Loan except upon
              -------------------
the occurrence of an event described in Section 2.5(a) or (b) above in which event the prepayment shall be made as described in such sections.

          2.6  Other Payment Terms.
               -------------------

          (a) Place and Manner. Borrower hereby authorizes Bank, and irrevocably
              ----------------
constitutes and appoints Bank (and any officer or agent thereof, with full power of substitution) as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name (which appointment is coupled with an interest), to debit directly from any banking account maintained by Borrower with Lender the full amount (or any portion thereof) of the Obligations of Borrower to Lenders hereunder (including all principal, accrued interest, commitment and other fees, and other amounts chargeable to Borrower under this Agreement) when and as the same shall become due and payable. It shall be Borrower's responsibility to ensure that there are sufficient funds in a deposit account with Bank on the dates that payments are due. If amounts in the deposit account are insufficient, amounts due and payable shall be paid in immediately available funds in such manner as Bank shall direct.

          (b) Date. Whenever any payment due hereunder shall fall due on a day
              ----
other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

          (c) Default Rate. If either (i) any amounts required to be paid by
              ------------
Borrower under this Agreement or the other Loan Documents (including principal, interest, the Final Payment payable with respect to any Loan, and any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured or waived, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days for actual days elapsed.

          2.7  Minimum Funding Amount; Number of Fundings per Quarter. Except
               ------------------------------------------------------
with the prior consent of Lenders, in Lenders' sole discretion, (i) the amount of the requested Loan shall not be less than the Minimum Funding Amount and (ii) there shall be no more than eight total fundings of Loans.

          2.8  Crediting Payments. The receipt by Bank of any wire transfer of
               ------------------
funds, check, or other item of payment shall be immediately applied conditionally to reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 11:00 a.m. California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

          2.9  Additional Costs. In case any law, regulation, treaty or official
               ----------------
directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

               (a) subjects either Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof); or

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, either Lender; or

               (c) imposes upon either Lender any other condition with respect to their performance under this Agreement,

and the result of any of the foregoing is to hereafter increase the cost to such Lender, reduce the income receivable by such Lender or impose any expense upon such Lender with respect to any loans, such Lender shall notify Borrower thereof. Borrower agrees to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement in the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error.

          2.10 Term. This Agreement shall become effective upon acceptance by
               ----
each Lender and shall continue in full force and effect for a term ending on the Maturity Date of the last Loan made hereunder. Notwithstanding the foregoing, Lenders shall have the right to terminate this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

     3.  Conditions of Loans.
         -------------------

          3.1  Conditions Precedent to Initial Loan. The obligation of Lenders
               ------------------------------------
to make the initial Loan is subject to the condition precedent that Lenders shall have received, in form and substance satisfactory to Lenders, all of the following:

               (a) This Agreement duly executed by Borrower.

               (b) The separate Warrants to be issued to the Bank and Partnership, each duly executed by Borrower.

               (c) A Landlord Consent from the owner of each building in which Collateral is anticipated to be located as set forth in Schedule 3.

               (d) A certificate of the secretary or assistant secretary of Borrower with copies of the following documents attached: (i) the articles of incorporation and bylaws of Borrower certified by Borrower as being in full force and effect on the Funding Date, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

               (e) A good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

               (f) Evidence of the insurance coverage required by Section 6.9 of this Agreement.

               (g) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.

               (h) Payment of the Loan Fee specified in Section 2.4 hereof and any other unreimbursed Lenders' Expenses.

               (i) Such other documents, and completion of such other matters, as Lenders may deem necessary or appropriate.

          3.2  Conditions Precedent to all Loans. The obligation of Lenders to
               ---------------------------------
make each Loan, including the initial Loan, is further subject to the following conditions:

               (a) No Default or Event of Default shall have occurred and be continuing.

               (b) Borrower shall have provided to Partnership, on behalf of Lenders, with respect to the Eligible Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, purchase orders, bills of sale, receipts, agreements, canceled checks, and other documents as Lenders shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of, and the fair market value of, such Eligible Equipment, each in form and substance reasonably satisfactory to Lenders.

               (c) Borrower and Lenders shall have executed a Loan Agreement Supplement, including a Loan Terms Schedule and a list of Financed Equipment with respect to the proposed Loan.

               (d) Lenders shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lenders shall reasonably request to evidence the perfection and priority of the security interests granted to Lenders pursuant to Section 4.

               (e) Borrower shall have delivered to Bank, on behalf of Lenders, a subordination agreement, release, or estoppel letter, as appropriate, from any Person having an existing Lien superior to the Lien of Lenders on any item of Eligible Equipment which is requested to be financed.

               (f) Borrower shall have provided Lenders with a Landlord Consent from the owner of each new building in which Collateral is anticipated to be located.

               (g) Such other documents, and completion of such other matters, as Lenders may deem necessary or appropriate.

          3.3  Covenant to Deliver. Borrower agrees (not as a condition but as a
               -------------------
covenant) to deliver to Lenders each item required to be delivered to Lenders as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lenders of any such item shall not constitute a waiver by Lenders of Borrower's obligation to deliver such item.

     4.   Creation of Security Interest.
          -----------------------------

          4.1  Grant of Security Interest. Borrower grants to Lenders a valid,
               --------------------------
first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents.

          4.2  After-Acquired Property. All Financed Equipment which is financed
               -----------------------
through Loans and any and all other Property generally described or referred to as Collateral which is hereafter acquired by Borrower shall ipso facto and
                                                            ----------
without any further conveyance, assignment or act on the part of Borrower or Lenders, become and be subject to the security interest herein granted as fully and completely as though specifically described herein. The list of Financed Equipment shall be amended and supplemented on each Funding Date by a Loan Agreement Supplement to incorporate all Financed Equipment financed with the Loan advanced on such Funding Date; provided, however the failure to so amend
                                    -----------------
and supplement the list of Financed Equipment shall not affect the grant by Borrower to Lender of the security interest in such Financed Equipment pursuant to this Section 4. This Agreement and the other documents in connection herewith may be otherwise supplemented and amended from time to time, as required by Lender, to reflect additional Collateral to be subject to the security interest granted pursuant to this Section 4.

          4.3  Duration of Security Interest. Lenders' security interest in the
               -----------------------------
Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate; provided, however
                                                               -----------------
if any item of Financed Equipment is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to Section 2.5, Lender shall release its security interest in such item of Financed Equipment. Lenders shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be necessary to effect the release contemplated by this Section 4.3, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

          4.4  Possession of Collateral. So long as no Event of Default has
               ------------------------
occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lenders for perfection of their security interest therein) and shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however that the possession,
                                 -----------------
enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

          4.5  Markings on the Collateral. At Lenders' request at any time
               --------------------------
during the Term of the Loan (including any extension thereof), Borrower shall place in a conspicuous location on each item of Financed Equipment a plaque or other marking to be supplied by Lenders which reads substantially as follows:

     Silicon Valley Bank and MMC/GATX Partnership No. 1 have a first priority security interest in this item of equipment.

Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Lenders in such item of Collateral is terminated pursuant to this Agreement.

          4.6  Delivery of Additional Documentation Required. Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Bank, on behalf of Lenders, at the request of either Lender, all financing statements and other documents such Lender may reasonably request, in form satisfactory to Lenders, to perfect and continue Lenders' perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

          4.7  Right to Inspect. Each Lender (through any of its officers,
               ----------------
employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.  Representations and Warranties. Borrower represents, warrants and
         ------------------------------
covenants as follows:

          5.1  Due Organization and Qualification. Borrower is a corporation
               ----------------------------------
duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure so to qualify would not have a material adverse effect on Borrower.

          5.2  Authority. Borrower has all necessary power and authority to
               ---------
execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted.

          5.3  Subsidiaries. Borrower has no Subsidiaries, except those listed
               ------------
in Schedule 4 hereto.

          5.4  Conflict with Other Instruments. etc. Neither the execution and
               ------------------------------------
delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation and the by-laws, or other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

          5.5  Authorization; Enforceability. The execution and delivery of this
               -----------------------------
Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

          5.6  No Prior Encumbrances. Borrower has good and indefeasible title
               ---------------------
to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for the first priority lien held by the Lenders and except for other Permitted Liens. Except as disclosed in Schedule 1, Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business.

          5.7  Name; Location of Chief Executive Office, Principal Place of
               ------------------------------------------------------------
Business and Collateral. Except as disclosed in Schedule 2, Borrower has not
-----------------------
done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the addresses set forth on Schedule 3. The Collateral is presently located at the addresses set forth on Schedule 3.

          5.8  Litigation. There are no actions or proceedings pending by or
               ----------
against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Lenders in writing if any action, proceeding or governmental investigation involving Borrower is commenced that is reasonably likely to result in damages or costs to Borrower of One Hundred Thousand Dollars ($100,000) or more.

          5.9  Financial Statements. All financial statements relating to
               --------------------
Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to Bank, on behalf of Lenders, present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended.

          5.10  Solvency. Borrower is solvent and able to pay its debts
                --------
(including trade debts) as they mature.

          5.11  Environmental Quality.
                ---------------------

          (a) Except as specifically disclosed in writing to Lenders, the on-going operations of Borrower comply in all material respects with all Environmental Laws.

          (b) Except as specifically disclosed in writing to Lenders, Borrower has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and Borrower is in compliance with all material terms and conditions of such Environmental Permits.

          (c) Except as specifically disclosed in writing to Lenders, neither Borrower nor any of its present Property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

          (d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the date hereof, of Borrower that would reasonably be expected to give rise to any Environmental Claim with a potential liability of Borrower in excess of One Hundred Thousand Dollars ($100,000) in the aggregate from any such condition, circumstance or Property.

          5.12  Taxes. Borrower has filed or caused to be filed all tax returns
                -----
required to be filed, and has paid, or has made adequate provision for the payment of, all taxes that are due and payable.

          5.13  Consents and Approvals. No approval, authorization or consent of
                ----------------------
any trustee or holder of any indebtedness or obligation of Borrower or of any other Person under any such material agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents. To the best of Borrower's knowledge, all consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

          5.14  Trademarks, Patents, Copyrights, Franchises and Licenses.
                --------------------------------------------------------
Borrower possesses and owns all necessary trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are material to the conduct of its business as now operated.

          5.15  Material Contracts. Borrower has disclosed to Lenders in writing
                ------------------
all currently effective material contracts and agreements (whether written or oral) to which Borrower is a party. There are no material defaults under any such contract or agreement by Borrower. Borrower has delivered to Lenders true and correct copies of all such contracts or agreements (or, with respect to oral contracts or agreements, written descriptions of the material terms thereof).

          5.16  Full Disclosure. No representation, warranty or other statement
                ---------------
made by Borrower in any Loan Document, certificate or written statement furnished to Lenders or either of them contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   Affirmative Covenants. Borrower covenants and agrees that, until the
          ---------------------
full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:

          6.1   Good Standing. Borrower shall maintain its corporate existence
                -------------
and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify is reasonably likely to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which is reasonably likely to have a material adverse effect on its financial condition, operations or business.

          6.2   Government Compliance. Borrower shall comply with all statutes,
                ---------------------
laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could materially adversely affect the financial condition, operations or business of Borrower.

          6.3   Financial Statements, Reports, Certificates. Borrower shall
                -------------------------------------------
deliver to each Lender: (a) as soon as available, but in any event within thirty
(30) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lenders; (c) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; (d) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower that, if adversely determined, would be reasonably likely to result in damages or costs to Borrower in excess of One Hundred Thousand Dollars ($100,000); and (e) such other financial information as Lenders may reasonably request from time to time.

          6.4   Certificates of Compliance. Each time financial statements are
                --------------------------
furnished pursuant to Section 6.3 above, there shall be delivered to Bank, on behalf of Lenders, a certificate signed by a Responsible Officer (each an "Officer's Certificate") with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior Officer's Certificate or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action Borrower proposes to take with respect thereto, and (ii) Borrower is in compliance with the provisions of Sections 6 and 7.

          6.5   Notice of Event of Loss. As soon as possible, and in any event
                -----------------------
within ten (10) days thereafter, Borrower shall notify Bank, on behalf of Lenders, in writing in reasonable detail of any Event of Loss.

          6.6   Notice of Defaults. As soon as possible, and in any event within
                ------------------
five (5) days after the discovery of a Default or an Event of Default, provide Bank, on behalf of Lenders, with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

          6.7   Taxes. Borrower shall make due and timely payment or deposit of
                -----
all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it, and will execute and deliver to Bank, on behalf of Lenders, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank, on behalf of Lenders with proof satisfactory to Lenders indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against by Borrower.

          6.8   Use; Maintenance.
                ----------------

                (a) Borrower, at its expense, shall make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lenders.

                (b) Borrower, at its expense, shall maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers approved by Lenders, such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral.

          6.9   Insurance. Borrower shall obtain and maintain for the Term, at
                ---------
its own expense, (a) "all risk" insurance against loss or damage to the Collateral, and (b) commercial general public liability insurance (including contractual liability, products liability and completed operations coverages), reasonably satisfactory to Lenders and such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lenders (as to carriers, amounts, deductibles and otherwise). The amount of the "all risk" insurance shall be no less than the Stipulated Loan Value of the Loan Amount applicable to each Loan and all other then outstanding amounts payable under the Loan Documents. Such amounts shall be determined to Lenders' reasonable satisfaction as of each anniversary date of this Agreement and the appropriate amount of coverage shall be put in effect on the next succeeding renewal or inception date of such insurance.

     The amount of such commercial general public liability insurance (other than products liability coverage and completed operations insurance) shall be at least $1,000,000 per occurrence and the amount of such products liability and completed operations insurance shall be at least $1,000,000 per occurrence; provided in both cases that if (i) Borrower increases the amount of such insurance or (ii) Borrower is acquired by a Person carrying more or such insurance, than Lenders shall be entitled to the benefits of such higher amounts and Borrower shall promptly provide Lenders with certificates of insurance or other evidence satisfactory to Lenders that such insurance coverage is in effect. The deductible with respect to the "all-risk" and product liability insurance shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder without the prior written approval of Lenders. Such "all risk" insurance shall: (a) name Lenders as sole loss payee with respect to the Collateral, (b) provide each insurer's waiver of its right of subrogation against Lenders and Borrower, and (c) provide that such insurance (i) shall not be invalidated by any action of, or breach of warranty by, Borrower of a provision of any of its insurance policies, and (ii) shall waive set-off, counterclaim or offset against Lenders. Each liability policy shall (A) name Lenders as an additional insureds and (B) provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Borrower's insurance). All insurance policies (C) shall provide that Borrower's insurance shall be primary without a right of contribution of Lenders' insurance, if any, or any obligation on the part of Lenders to pay premiums of Borrower, and (D) shall contain a clause requiring the insurer to give Lenders at least thirty
(30) days prior written notice of its cancellation (other than cancellation for non-payment for which ten (10) days notice shall be sufficient). Borrower shall, on or prior to the date of and prior to each policy renewal, furnish to Lenders certificates of insurance or other evidence satisfactory to Lenders that such insurance coverage is in effect.

          6.10  Loss; Damage; Destruction and Seizure.
                -------------------------------------

                (a) Borrower shall bear the risk of the Financed Equipment being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term.

                (b) If during the Term any item of Financed Equipment becomes Obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever for a period equal to at least the remainder of the Term (an "Event of Loss"), then in each case Lenders shall receive from the proceeds of insurance maintained pursuant to Section 6.9, from any award paid by the seizing governmental authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (ii) a prepayment in an amount equal to the Stipulated Loan Value with respect to such Loan multiplied by the Prepayment Amount of each affected item of Financed Equipment and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Lenders of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. Except as provided in Section 6.10(c), any proceeds of insurance maintained by Borrower pursuant to Section 6.9 and received by Borrower shall be paid to Bank, on behalf of Lenders, promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 6.10, Lenders shall promptly remit to Borrower the amount in excess of the amount owed to Lenders.

                (c) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 6.9 received by Lenders or Borrower with respect to an item of Financed Equipment, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Financed Equipment or, upon Bank's receipt, on behalf of Lenders, of evidence of the repair or replacement of the Financed Equipment reasonably satisfactory to Lenders, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Financed Equipment pursuant to this Section 6.10(c) shall immediately become part of the Financed Equipment upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lenders to protect and preserve their first priority security interest and otherwise to avoid any impairment of Lenders' rights under the Loan Documents in connection with such repair or replacement.

          6.11  Principal Depository. Borrower shall maintain its principal
                --------------------
operating accounts with Bank.

          6.12  Environmental Laws. Borrower shall conduct its operations and
                ------------------
keep and maintain its Property in material compliance with all Environmental
Laws.

          6.13  Further Assurances. At any time and from time to time Borrower
                ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lenders to effect the purposes of this Agreement.

     7.   Negative Covenants. Borrower covenants and agrees that until the full
          ------------------
and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following:

          7.1   Chief Executive Office; Location of Collateral. During the
                ----------------------------------------------
continuance of this Agreement, change the chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of Borrower's business, the Collateral or the records concerning the Collateral from the premises listed in Schedule 3 without thirty (30) days prior written notice to Lenders.

          7.2   Extraordinary Transactions and Disposal of Assets. Enter into
                -------------------------------------------------
any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, license or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of Borrower's assets, other than (i) sales of inventory in the ordinary and usual course of Borrower's business as presently conducted and (ii) sales or other dispositions in the ordinary course of business of assets, other than Financed Equipment, that have become worn out or obsolete or that are promptly being replaced.

          7.3   Restructure. Change Borrower's name; make any material change in
                -----------
Borrower's financial structure or business operations, other than through a sale of Borrower's equity securities or the completion of a corporate collaboration; cause, permit, or suffer any material change in Borrower's ownership; or suspend operation of Borrower's business.

          7.4   Liens. Create, incur, assume or suffer to exist any Lien or any
                -----
other encumbrance of any kind with respect to any of its Property, whether now owned or hereafter acquired, except the Permitted Liens.

     8.   Events of Default. Any one or more of the following events shall
          -----------------
constitute an Event of Default by Borrower under this Agreement:

          8.1   Payment Default. If Borrower fails to pay when due and payable
                ---------------
or when declared due and payable in accordance with the Loan Documents, any portion of the Obligations.

          8.2   Covenant Default. If Borrower fails to perform any obligation
                ----------------
under Sections 6.9, 6.10 or 6.11, or violates any of the covenants contained in
Section 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lenders and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within fifteen (15) days after the occurrence of such default.

          8.3   Material Adverse Change. If there occurs a material adverse
                -----------------------
change in Borrower's business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lenders or a material impairment of the value or priority of Lenders' security interests in the Collateral.

          8.4   Attachment. If any material portion of Borrower's assets is
                ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

          8.5   Other Agreements. If there is a default in any agreement to
                ----------------
which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in a principal amount in excess of One Hundred Thousand Dollars ($100,000).

          8.6   Judgments. If a judgment or judgments for the payment of money
                ---------
in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days.

          8.7   Redemption or Repurchase. Borrower shall, after the date of this
                ------------------------
Agreement, redeem or repurchase (a) any shares of any class or series of its preferred stock or (b) more than One Hundred Thousand Dollars ($100,000) in the aggregate of common stock, in each case whether pursuant to a mandatory redemption or otherwise.

          8.8   Misrepresentations. If any material misrepresentation or
                ------------------
material misstatement exists now or hereafter in any warranty, representation, statement, or report made to Lenders or either of them by Borrower or any officer, employee, agent, or director of Borrower.

          8.9   Breach of Warrants. If Borrower shall breach the terms of the
                ------------------
Warrants.

          8.10  Enforceability. If any Loan Document shall in any material
                --------------
respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

          8.11  Involuntary Bankruptcy or Insolvency. If a proceeding shall have
                ------------------------------------
been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

          8.12  Voluntary Bankruptcy or Insolvency. If Borrower shall commence a
                ----------------------------------
voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

     9.  Lenders' Rights and Remedies.
         ----------------------------

         9.1   Rights and Remedies. Upon the occurrence and continuance of any
               -------------------
Default or Event of Default, Lenders shall have no further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event Of Default, Lenders shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lenders may, at their election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including the Stipulated Loan Value of the Loan Amount of each Loan, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.11 or
8.12 all Obligations shall become immediately due and payable without any action by Lenders);

               (b) Without notice to or demand upon Borrower, make such payments and do such acts as Lenders consider necessary or reasonable to protect their security interest in the Collateral. Borrower agrees to assemble the Collateral if Lenders so require, and to make the Collateral available to Lenders as Lenders may designate. Borrower authorizes each Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lenders' determination appears to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lenders a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lenders' rights or remedies provided herein, at law, in equity, or otherwise;

               (c) Without notice to Borrower, set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower;

               (d) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lenders are hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lenders' exercise of their rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lenders' benefit;

               (e) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lenders determine are commercially reasonable;

               (f) Lenders or either of them may credit bid and purchase at any public sale; and

               (g) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2  Waiver by Borrower. Upon the occurrence of an Event of Default,
               ------------------
to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or other vise to redeem the Property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lenders, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

          9.3  Effect of Sale. Any sale, whether under any power of sale hereby
               --------------
given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

          9.4  Power of Attorney in Respect of the Collateral. Borrower does
               ----------------------------------------------
hereby irrevocably appoint each Lender on behalf of Lenders (which appointment is coupled with an interest) on the occurrence and continuance of a Default or an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lenders were Borrowers themselves, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into such Lender's possession or under such Lender's control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Lenders' discretion to file any claim or take any other action or proceedings, either in their own names or in the name of Borrower or otherwise, which Lenders may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lenders in and to the Collateral, or (e) to otherwise act with respect thereto as though Lenders were the outright owner of the Collateral.

          9.5  Lenders' Expenses. If Borrower fails to pay any amounts or
               -----------------
furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lenders may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Lenders deem necessary to protect Lenders from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.9 of this Agreement, and take any action with respect to such policies as Lenders deem prudent. Any amounts paid or deposited by Lenders shall constitute Lenders' Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lenders shall not constitute an agreement by Lenders to make similar payments in the future or a waiver by Lenders of any Event of Default under this Agreement.

          9.6  Remedies Cumulative. Lenders' rights and remedies under this
               -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lenders or either of them of one right or remedy shall be deemed an election, and no waiver by Lenders of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by either Lender shall constitute a waiver, election, or acquiescence by it or either of them.

          9.7  Application of Collateral Proceeds. The proceeds and/or avails of
               ----------------------------------
the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lenders at the time of or received by Lenders after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

               (a) First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lenders;

               (b) Second, to the payment to Lenders of the amount then owing or unpaid on the Loans for Scheduled Payments, the Stipulated Loan Value of the Loan Amount, and all other Obligations with respect to all Loans, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to unpaid principal thereof, then to the Stipulated Loan Value of the Loan Amount with respect to all Loans, and then to the payment of other amounts then payable to Lenders under any of the Loan Documents; and

               (c) Third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

          9.8  Reinstatement of Rights. If Lenders shall have proceeded to
               -----------------------
enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lenders shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

     10.  Waivers; Indemnification.
          ------------------------

          10.1 Demand; Protest. Borrower waives demand, protest, notice of
               ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lenders or either of them on which Borrower may in any way be liable.

          10.2  Lenders' Liability for Collateral. So long as Lenders comply
                ---------------------------------
with their obligations, if any, under Section 9207 of the Code and reasonable commercial practices, Lenders shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          10.3  Indemnification. Whether or not the transactions contemplated
                ---------------
hereby shall be consummated:

                (a) General Indemnity. Borrower shall pay, indemnify, and hold
                    -----------------
each Lender and each of their respective officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lenders' Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                (b) Environmental Indemnity.
                    -----------------------

                    (i) Borrower hereby agrees to indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and the allocated cost of in-house counsel and internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property owned, leased or operated by Borrower. No action taken by legal counsel chosen by any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action (except for actions which constitute fraud, willful misconduct, gross negligence or material violations of law) shall vitiate or in any way impair Borrower's obligation and duty hereunder to indemnify and hold harmless each Lender. Lenders agree to use reasonable efforts to cooperate with Borrower respecting the defense of any matter indemnified hereunder, except insofar as and to the extent that their respective interests may be adverse to Borrower's, in each Lenders' sole discretion.

                    (ii) In no event shall any site visit, observation, or testing by any Lender be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under the site, or that there has been or shall be compliance with any Environmental Law. Neither Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by any Lender. Except as otherwise provided by law, neither Lender owes any duty of care to protect Borrower or any other Person against, or to inform Borrower or any other party of, any Hazardous Materials or any other adverse condition affecting any site or Property. Neither Lender shall be obligated to disclose to Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by any Lender.

                (c) Survival; Defense. The obligations in this Section 10.3
                    -----------------
shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such

Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

     11.  Notices. Unless otherwise provided in this Agreement, all notices or
          -------
demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lenders, as the case may be, at their respective addresses set forth below:

     If to Borrower:          Copper Mountain Communications, Inc.
                              6650 Lusk Blvd., Building B-103
                              San Diego, CA 92121
                              Attn:  Mr. Joe Markee
                              FAX:  (619) 453-9244

     If to Bank:              Silicon Valley Bank
                              1731 Embarcadero Road, Suite 220
                              Palo Alto, CA 94303
                              Attn:  Ms. Rita Pirkl
                              FAX:  (415) 812-0640

     If to Partnership:       MMC/GATX Partnership No. 1
                              c/o GATX Capital Corporation
                               as General Partner and Agent
                              Four Embarcadero Center
                              Suite 2200
                              San Francisco, California 94111
                              Attention:  Contracts Administration

                              with a copy of any financial information to:

                              Meier Mitchell & Company
                              4 Orinda Way, Suite 200-B
                              Orinda, CA 94563

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     12.  General Provisions.
          ------------------

          12.1 Successors and Assigns. This Agreement shall bind and inure to
               ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without each Lender's prior written consent, which consent may be granted or withheld in Lenders' sole discretion. Each Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in such Lender's rights and benefits hereunder.

          12.2 Time of Essence. Time is of the essence for the performance of
               ---------------
all obligations set forth in this Agreement.

          12.3  Severability of Provisions. Each provision of this Agreement
                --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.4  Entire Agreement; Construction; Amendments and Waivers.
                ------------------------------------------------------

                (a) This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement among Borrower and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

                (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lenders executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lenders. Borrower and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or any Lender's actual intentions.

                (c) Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each party. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 12.4 shall be binding upon each Lender and on Borrower.

          12.5  Reliance by Lenders. All covenants, agreements, representations
                -------------------
and warranties made herein by Borrower shall, notwithstanding any investigation by Lenders, be deemed to be material to and to have been relied upon by Lenders.

          12.6  No Set-Offs by Borrower. All sums payable by Borrower pursuant
                -----------------------
to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

          12.7  Counterparts. This Agreement may be executed in any number of
                ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.8  Survival. All covenants, representations and warranties made in
                --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lenders have run.

     13.  Relationship of Parties. Borrower and each Lender acknowledge,
          -----------------------
understand and agree that:

                (a) The relationship between the Borrower, on the one hand, and Lenders, on the other, is, and at all time shall remain solely that of a borrower and lenders. Lenders shall not under any circumstances be construed to be partners or joint venturers of Borrower or any of its Affiliates; nor shall the Lenders under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lenders do not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by any Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender in connection with such matters is solely for the protection of Lenders and neither Borrower nor any Affiliate is entitled to rely thereon.

                (b) The relationship between Bank and Partnership is, and at all time shall remain solely that of co-lenders. Lenders shall not under any circumstances be construed to be partners or joint venturers of each other; nor shall the Lenders under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with each other, or to owe any fiduciary duty to each other. Lenders do not undertake or assume any responsibility or duty to each other to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with Borrower or Borrower's Property, any Collateral held by any Lender or the operations of Borrower. Each Lender shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender in connection with such matters is solely for the protection of such Lender.

     14.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE
          ------------------------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE
STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDERS HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. BORROWER AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING
CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON
LAW OR STATUTORY CLAIMS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                         COPPER MOUNTAIN COMMUNICATIONS, INC.


                                         By: /s/ JOSEPH D. MARKEE
                                            ---------------------------------

                                         Title: President
                                               ------------------------------


                                         SILICON VALLEY BANK

                                         By:_________________________________

                                         Title:______________________________


                                         MMC/GATX PARTNERSHIP NO. 1

                                         By:  Meier Mitchell & Company
                                              General Partner

                                         By:_________________________________

                                         Name:_______________________________

                                         Title:______________________________

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                         COPPER MOUNTAIN COMMUNICATIONS, INC.


                                         By:_________________________________

                                         Title:______________________________


                                         SILICON VALLEY BANK

                                         By: /s/ THOMAS P. HILLEBRECHT
                                            ---------------------------------

                                         Title:          V.P.
                                               ------------------------------


                                         MMC/GATX PARTNERSHIP NO. 1

                                         By:  Meier Mitchell & Company
                                              General Partner

                                         By:_________________________________

                                         Name:_______________________________

                                         Title:______________________________

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                         COPPER MOUNTAIN COMMUNICATIONS, INC.


                                         By:_________________________________

                                         Title:______________________________


                                         SILICON VALLEY BANK

                                         By:_________________________________

                                         Title:______________________________


                                         MMC/GATX PARTNERSHIP NO. 1

                                         By:  Meier Mitchell & Company
                                              General Partner


                                         By: /s/ James Mitchell
                                            ---------------------------------

                                         Name:  James Mitchell
                                              -------------------------------

                                         Title: Secretary
                                               ------------------------------

                        LIST OF EXHIBITS AND SCHEDULES


Exhibit A - Collateral
Exhibit B - Form of Warrant
Exhibit C - Form of Landlord Consent
Exhibit D - Form of Loan Agreement Supplement

Schedule 1 - Existing Liens
Schedule 2 - Borrower's Trade Names
Schedule 3 - Location of Collateral
Schedule 4 - Subsidiaries

                                   EXHIBIT A
                                   ---------


DEBTOR/BORROWER:                   Copper Mountain Communications, Inc.

SECURED PARTIES/LENDERS:           Silicon Valley Bank, and
                                   MMC/GATX Partnership No. 1


                                  COLLATERAL
                                  ----------

     The Collateral shall consist of all right, title and interest of Debtor in and to all the following:

     Financed Equipment. All right, title, interest, claims and demands of
     ------------------
Debtor in and to each and every item of equipment, fixtures or personal property which is financed with a "Loan" pursuant to that certain Loan and Security Agreement, dated as of October 4, 1996 (the "Loan Agreement"), by and among Debtor and Secured Parties, including, without limitation, the equipment, fixtures and personal property described in Annex A hereto (which such equipment, fixtures and personal property shall remain subject to the lien of the Loan Agreement until specifically released pursuant to Section 4.3 of the Loan Agreement), whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all of such equipment, fixtures or personal property (all such equipment, fixtures, personal property, accessories, parts, appurtenances, substitutions, renewals, replacements, additions, improvements, accessions and accumulations are herein called, collectively, the "Financed Equipment"), together with all the rents, issues, income, profits and avails therefrom and the proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

                                    ANNEX A
                                      to
                                   Exhibit A


     The following represent further specific descriptions of the Financed
Equipment:

                              FINANCED EQUIPMENT

                                   EXHIBIT B
                                   ---------

                                    WARRANT

                                   Exhibit C
                                   ---------

                          FORM OF LANDLORD'S CONSENT
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
SILICON VALLEY BANK
1731 Embarcadero Road, Suite 220
Palo Alto, CA 94303
Attn:  Rita Pirkl

                    CONSENT TO REMOVAL OF PERSONAL PROPERTY

KNOW ALL PERSONS BY THESE PRESENTS:

     (a) The undersigned has an interest as owner and landlord in the following described real property (the "Real Property"):

     That certain real property in the County of , State of California, described as:

     SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION, commonly known as______________________________________________________________________________

     (b) Copper Mountain Communications, a California corporation ("Borrower"), has entered into or will enter into a Loan and Security Agreement with Silicon Valley Bank and MMC/GATX Partnership No. 1 (collectively, "Lenders") dated as of October __, 1996 (as amended and supplemented from time to time, the "Loan Agreement").

     (c) Lenders, as a condition to entering into the Loan Agreement, require that the undersigned consent to the removal by Lenders of the equipment and other assets covered by the Loan Agreement (hereinafter called "Equipment") from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

     NOW, THEREFORE, for good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Equipment on the Real Property, and agrees with Lenders as follows:

          1. The undersigned waives and releases each and every right which undersigned now has, under laws of the State of California or by virtue of the lease for the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Equipment that is already on said Real Property, or may hereafter be delivered or installed thereon.

          2. The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

          3. The undersigned will permit Lenders, or their agent or representative, to enter upon the Real Property for the purpose of exercising any right they may have under the terms of the Loan Agreement or otherwise, including, without limitation, the right to remove the Equipment; provided, however, that if Lenders, in removing the Equipment damage any improvements of the undersigned on the Real Property, Lenders will, at their expense, cause same to be repaired.

          4. This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of each Lender and its respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed this instrument at ______________, this __________, day of 199__.


                                    ___________________________________________

                                    By:__________________________________

                                    Title:_______________________________


     The foregoing Consent must be acknowledged before a Notary Public.

                             [ATTACH NOTARY JURAT]

                                 ATTACHMENT 1

                         LEGAL DESCRIPTION OF PREMISES

                         [To Be Provided By Borrower]

                                   EXHIBIT D
                                   ---------

                       FORM OF LOAN AGREEMENT SUPPLEMENT

                        LOAN AGREEMENT SUPPLEMENT No. [_]


     LOAN AGREEMENT SUPPLEMENT No. [_],dated ____________, 199__ ("Supplement"), to the Loan and Security Agreement dated as of October 4, 1996 (the "Loan Agreement) by and among Copper Mountain Communications, Inc., a California corporation ("Borrower"), and Silicon Valley Bank ("Bank") and MMC/GATX Partnership No. 1, a California general partnership (the "Partnership") (collectively, "Lenders").

     Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

     1. To secure the prompt payment by Borrower of the principal of and interest on, and all other amounts from time to time outstanding under the Loan Agreement, and the performance and observance by Borrower of all the agreements, covenants and provisions contained in the Loan Agreement, Borrower does hereby grant unto Lenders, their respective successors and assigns, a first priority security interest in all of Borrower's right, title and interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional "Financed Equipment." The list of Financed Equipment in Annex A hereto shall be construed as a supplement to Exhibit A to the Loan Agreement and shall form a part thereof, and the Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

     2. Attached as Annex B hereto is the Loan Terms Schedule with respect to the Loan the proceeds of which will be used to finance the Financed Equipment listed in Annex A hereto.

     3. The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

          Bank Name:      Silicon Valley Bank
          Bank Address:   ___________________
          Account No.:    ___________________



     4. Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Lenders to endorse in their respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in
Section 5 of the Loan Agreement and in the other Loan Documents are true and correct on the date hereof and will be true and correct on such Funding Date;
(c) Borrower has met or will by such Funding Date meet all conditions set forth in Section 3 of the Loan Agreement; (d) Borrower is now, and on such Funding Date will be, in compliance with the covenants and the requirements contained in Sections 6 and 7 of the Loan Agreement; and (e) no Default or Event of Default has occurred and is continuing under the Loan Agreement.

     5.   This Supplement is being delivered in the State of California.

     6. This Supplement may be executed by Borrower and Lenders in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, Borrower and Lenders have caused this Supplement to be duly executed and delivered as of this day and year first above written.

                               COPPER MOUNTAIN COMMUNICATIONS, INC.

                               By:___________________________________________

                               Title:________________________________________


                               SILICON VALLEY BANK

                               By:___________________________________________

                               Title:________________________________________


                               MMC/GATX PARTNERSHIP NO. 1

                               By:  Meier Mitchell & Company
                                    General Partner

                               By:___________________________________________

                               Name:_________________________________________

                               Title:________________________________________

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                                    ANNEX A
                                      to
                                   EXHIBIT D


     The Financed Equipment being financed with the Loan for which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Loan, this schedule automatically shall be deemed to be a part of Annex A to Exhibit A to the Loan Agreement.

                              FINANCED EQUIPMENT



                              See Attached Pages.

                                    ANNEX B

                              LOAN TERMS SCHEDULE

Loan Funding Date:____________, 199_

     Original Loan Amount: $_________

     Loan Factor: _________%

     Original Scheduled Payment Amount *: $_________

     Final Payment:  An additional amount equal to the Final Payment Percentage multiplied by the original Loan Amount then in effect, shall be paid on the Maturity Date with respect to such Loan.


Stipulated Loan Value:

Payment No.     Payment Date     Stipulated Loan Value /**/

  1
  2
  3
  4
 ...
 41
 42
 ...

/*/ The amount of each Scheduled Payment will change as the Loan Amount changes.

/**/ Each Stipulated Loan Value amount assumes payment of all Scheduled Payments due on or before the indicated Payment Date.

                                  SCHEDULE 1

                                EXISTING LIENS


                                     None.

                                  SCHEDULE 2

                            BORROWER'S TRADE NAMES

                                     None.

                                  SCHEDULE 3

                 LOCATION OF CHIEF EXECUTIVE OFFICE; PRINCIPAL

                         PLACE OF BUSINESS; COLLATERAL


COPPER MOUNTAIN COMMUNICATIONS
6650 Lusk Boulevard
Building B-103
San Diego, CA 92121

                                  SCHEDULE 4

                                 SUBSIDIARIES

                                     None.

                                  SCHEDULE 5

                                 SUBSIDIARIES

                                     None.

                                    [LOGO]

                         MEIER MITCHELL & COMPANY, LLC




January 9, 1997



Tom Hillebrecht
Silicon Valley Bank
5414 Oberlin Drive, Suite 230
Mail Sort 5C122
San Diego, CA 92121

Re: Loan and Security Agreement among Silicon Valley Bank and MIN4CIGATX Partnership No. 1 and Copper Mountain Communications, Inc.

Dear Tom:

Enclosed please find three execution copies of Amendment No. 1 to the above-referenced agreement. The Amendment reflects the change in the due date of the audited year-end financials from 90 days after year-end to 120 days after year-end. Once you have your internal green light, please sign all three copies and forward them to Joe Markee at Copper Mountain. Once he has countersigned the Amendment, please ask him to keep one for his files, return one to you and one to me.

If you have any questions, please do not hesitate to call.

Sincerely,


/s/ Kate Andrus

Kathleen M. Andrus

Enclosure

                                    [LOGO]

                         MEIER MITCHELL & COMPANY, LLC



January 9, 1997



Joseph D. Markee
President
Copper Mountain Communications
6650 Lusk Boulevard, Bldg. B103
San Diego, California 92121

Re: Amendment No. 1 to Loan and Security Agreement dated as of October 4, 1996 by and among Silicon Valley Bank and MMC/GATX Partnership No. 1 (each individually a "Lender" and, collectively, "Lenders") and Copper Mountain Communications, Inc. (the "Agreement")

Dear Joe:

This letter will serve to confirm that Section 6.3 (b) of the above-referenced Agreement has been amended to read as follows: "as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lenders;".

On or after the date hereof each reference to the Agreement in the Agreement or in any other document shall mean the Agreement as amended by this Amendment No.
1. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any right, power, or remedy of Lenders, no constitute a waiver of any provision of the Agreement.

This Amendment No. 1 may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

Page 2
Joseph D. Markee
Amendment No. 1 to Loan and Security Agreement
January 9, 1997


Agreed and accepted as of the day and year first above written.

MMC/GATX PARTNERSHIP NO. 1


By:  Meier Mitchell and Company, as General Partner

/s/ James V. Mitchell

By:    James V. Mitchell
Title: Secretary



SILICON VALLEY BANK



By:_____________________
Title:__________________

COPPER MOUNTAIN COMMUNICATIONS, INC.



By:____________________
Title:_________________

                                    [LOGO]

               [LETTERHEAD OF SILICON VALLEY BANK APPEARS HERE]

January 17, 1997



Mr. Stan Blackburn
COPPER MOUNTAIN NETWORKS, INC.
6650 Lusk Blvd., Suite. 8103
San Diego, California 92121

Dear Stan,

This letter is intended to acknowledge that Copper Mountain Communications has notified Silicon Valley Bank of i) its name change to Copper Mountain Networks and ii) its pending Series B financing round. Silicon Valley Bank hereby grants its consent to the name change as well as the Series B round.

Additionally, Silicon Valley Bank intends to allow 120 days for the receipt of Copper Mountain's audited financial statements for the fiscal year ending December 1996. 1 will contact our counsel to have them prepare a modification to the loan agreement manifesting this increase from 90 to 120 days.

Should you have any questions and/or concerns regarding the above, please feel free to contact me at 619-558-3810.

Sincerely,
SILICON VALLEY BANK


/s/ John W. Otterson

John W. Otterson
Senior Vice President